Exhibit 5.1

[LETTERHEAD OF SHEARMAN & STERLING LLP]

February 4, 2004

The Board of Directors

BE Aerospace, Inc.
1400 Corporate Center Way
Wellington, FL 33414

BE Aerospace, Inc.

Ladies and Gentlemen:

We have acted as counsel for BE Aerospace, Inc. (the “Company”) in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) relating to the offering from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the “Securities Act”), by the Company of the following securities of the Company with an aggregate offering price of up to $500,000,000: (i) senior debt securities (the “Senior Debt”), subordinated debt securities (the “Subordinated Debt”) and convertible debt securities, which may be Senior Debt or Subordinated Debt (the “Convertible Debt”, and together with the Senior Debt and the Subordinated Debt, the “Debt Securities”); (ii) preferred stock (the “Preferred Stock”); (iii) convertible preferred stock (the “Convertible Preferred Stock”); (iv) common stock (the “Common Stock”), including common stock that may be issued upon conversion of the Convertible Debt or Convertible Preferred Stock; and (v) warrants representing the right to purchase Debt Securities, Preferred Stock, Convertible Preferred Stock or Common Stock (the “Warrants”).  The Debt Securities, the Preferred Stock, the Convertible Preferred Stock, the Common Stock and the Warrants are collectively referred to as the “Securities.”  The offering of the Securities will be as set forth in the prospectus contained in the Registration Statement (the “Prospectus”), as supplemented by one or more supplements to the Prospectus (each supplement, a “Prospectus Supplement”).

The Debt Securities will be issued in one or more series pursuant to an indenture to be entered into (the “Senior Indenture,” in the case of Senior Debt, and the “Subordinated Indenture,” in the case of Subordinated Debt) between the Company and a trustee to be identified therein (the “Senior Trustee” in the case of a Senior Indenture, and the “Subordinated Trustee” in the case of a Subordinated Indenture).  The Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”) between the Company and a financial institution to be identified therein as a warrant agent (each, a “Warrant Agent”).

In our capacity as counsel to the Company, we have examined the Registration Statement and the originals, or copies identified to our satisfaction, of such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as we have deemed necessary as a basis for the opinions hereinafter expressed.  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

Our opinions set forth below are limited to the law of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States, and we do not express any opinion herein concerning any other laws.

Based on the foregoing, we are of the opinion that:

1.    The Senior Indenture has been duly authorized by the Company and, when duly executed and delivered by the Company and duly authorized, executed and delivered by the Senior Trustee, the Senior Indenture will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

2.    The Subordinated Indenture has been duly authorized by the Company and, when duly executed and delivered by the Company and duly authorized, executed and delivered by the Subordinated Trustee, the Subordinated Indenture will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

3.    The Debt Securities (including any Debt Securities issuable upon conversion of or in exchange for any Security or upon exercise of any Warrant) have been duly authorized by the Company and, when (i) the final terms thereof have been duly established and approved and (ii) the Debt Securities have been duly executed by the Company and authenticated by the Senior Trustee or Subordinated Trustee, as the case may be, in accordance with the Senior Indenture or Subordinated Indenture, as the case may be, and delivered and paid for as contemplated by the Registration Statement and any Prospectus Supplement relating thereto, the Debt Securities will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with the terms thereof and will be entitled to the benefits of the Senior Indenture or Subordinated Indenture, as the case may be.

4.    When (i) all corporate action necessary for issuance of the Preferred Stock has been taken, including the filing of a Certificate of Designations relating thereto with the Secretary of State of the State of Delaware, (ii) the final terms of the Preferred Stock have been duly established and approved and (iii) the shares of Preferred Stock have been duly issued and delivered and paid for as contemplated by the Registration Statement and any Prospectus Supplement relating thereto, the Preferred Stock (including any Preferred Stock issuable upon conversion of or in exchange for any Security or upon exercise of any Warrant) will be validly issued, fully paid and non-assessable.

5.    When (i) all corporate action necessary for issuance of the Convertible Preferred Stock has been taken, including the filing of a Certificate of Designations relating thereto with the Secretary of State of the State of Delaware, (ii) the final terms of the Convertible Preferred Stock have been duly established and approved and (iii) the shares of Convertible Preferred Stock have been duly issued and delivered and paid for as contemplated by the Registration Statement and any Prospectus Supplement relating thereto, the Convertible Preferred Stock will be validly issued, fully paid and non-assessable.

6.    When (i) all corporate action necessary for the issuance of the Common Stock has been taken and (ii) such shares of Common Stock have been duly issued and delivered and paid for as contemplated by the Registration Statement and any Prospectus Supplement relating thereto, the Common Stock (including any Common Stock issuable upon conversion of or in exchange for any Security or upon exercise of any Warrant) will be validly issued, fully paid and non-assessable, assuming that a sufficient number of shares of Common Stock are authorized and available for issuance and that consideration therefor is not less than the par value of the shares of Common Stock.

7.    The Warrant Agreements have been duly authorized by the Company and, when each Warrant Agreement has been duly executed and delivered by the Company and duly authorized, executed and delivered by the applicable Warrant Agent, each will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

8.    The Warrants have been duly authorized, and when (i) the final terms thereof have been established and approved and (ii) the certificates representing the Warrants have been duly executed by the Company and authenticated by the applicable Warrant Agent in accordance with the applicable Warrant Agreement and delivered and paid for as contemplated by the Registration Statement and any Prospectus Supplement relating thereto, the Warrants will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with the terms thereof and will be entitled to the benefits of the applicable Warrant Agreement.

The opinions set forth in paragraphs (1) through (3), (7) and (8) above are subject, as to enforcement, to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally (including, without limitation, all laws relating to fraudulent transfers), (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Validity of the Securities” in the Prospectus.

Very truly yours,

/s/ Shearman & Sterling LLP

Shearman & Sterling LLP